Exh 99(a)

[NFG LOGO OMITTED}

Financial
News

National Fuel Gas Company

10 Lafayette Square/Buffalo, NY 14203
Margaret M. Suto
Investor Relations
716-857-6987

RELEASE DATE:    July 25, 2002

Joseph Pawlowski
Treasurer
716-857-6904

NATIONAL FUEL REPORTS THIRD QUARTER RESULTS

HIGHLIGHTS

o Earnings before non-recurring items of $0.32 per diluted share are in line with expectations.
o Company re-affirms previous fiscal 2002 and 2003 earnings guidance.*
o Conference call scheduled for Friday, July 26 at 11:00 am.

(July 25, 2002) Buffalo, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings before non-recurring items for the quarter ended June 30, 2002 of $26.3 million or $0.32 per share, a decrease of $6.4 million or $0.08 per share from the prior year’s earnings before non-recurring items of $32.7 million or $0.40 per share (note: all references to earnings per share are to diluted earnings per share). The decrease in earnings compared with the prior year was principally the result of the decline in natural gas commodity prices, which lowered earnings in the Exploration and Production segment by approximately $0.09 per share. Non-recurring items for the quarter ended June 30, 2002 include the previously announced $15 million ($9.9 million after tax or $0.12 per share) charge relating to the Company’s investment in the Independence Pipeline Company (see discussion of non-recurring items below). Reported earnings for the quarter ended June 30, 2002 were $17.7 million or $0.22 per share, which compares to the prior year’s reported third quarter earnings of $36.6 million or $0.45 per share.

        Philip C. Ackerman, National Fuel’s Chairman, President and Chief Executive Officer commented, “We are pleased with this quarter’s results given this year’s decline in natural gas prices. Our fundamentals are strong and management and the Board of Directors are optimistic about the future.* That optimism is perhaps best evidenced by the recently announced 3% increase in our dividend, which marks the 32nd consecutive year of dividend increases and 100th year of uninterrupted dividend payments. National Fuel’s current dividend yield, solid operating cash flows, and real earnings will continue to provide value to our investors.*"

DISCUSSION OF EARNINGS BY SEGMENT

        Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of Earnings by Segment, Discussion of Nine Month Results, and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided on page 7 of this document.

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National Fuel Reports 3rd Quarter Results
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Regulated segments

        In the Utility segment, earnings for the third quarter were flat compared with the same period in the prior year. Colder weather resulted in approximately 3 Bcf or 11% greater retail and transportation throughput in the New York and Pennsylvania jurisdictions. The benefit of higher throughput was almost completely offset by higher operating expense and higher property, franchise and other taxes.

        In the Pipeline and Storage segment, earnings of $9.3 million for the quarter ended June 30, 2002 were down $3.0 million from the third quarter of fiscal 2001. Lower efficiency gas revenues and higher operation and maintenance expense were the principal reasons for this decrease.

Exploration and Production segment

        The Exploration and Production segment’s earnings for the third quarter of fiscal 2002 were $10.0 million, down $7.3 million from the prior year’s quarter primarily due to lower gas prices and higher well workover expense. Consolidated production increased by 0.5 Bcfe from the prior year’s quarter. In Canada, production was up by approximately 1 Bcfe principally as a result of the June 2001 acquisition of Player Petroleum Corporation. In the United States, production decreased by approximately 0.5 Bcfe mostly as a result of the previously announced strategy to gradually exit the Gulf of Mexico and shift emphasis to longer lived on-shore reserves. Though oil prices (after hedging) increased by $0.95/bbl or 4%, natural gas prices (after hedging) decreased by $1.02/mcf or 21%, which more than offset the benefits of increased production and increased crude oil prices.

        The Company recently shut in approximately 5.5 mmcf/d of natural gas production in Canada due to low daily spot prices. A number of factors have been cited as temporary causes of the low pricing, including a lack of gas demand for electricity production and a large supply position due to low demand and high storage numbers. A reduction of takeaway capacity in both the Alliance and TransCanada pipeline systems due to both planned and unplanned maintenance has also contributed to the reduction of prices. The Company expects the situation

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National Fuel Reports 3rd Quarter Results
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to improve but will continue to restrict production and delay tie in of new drilling until basis differentials return to more normal levels.*

        In addition, as announced earlier today, the Company, through its Canadian subsidiary National Fuel Exploration Corp., participated in the drilling of a significant natural gas discovery in the Monkman area of the British Columbia foothills. The Company today issued a separate release which provides additional details on this discovery.

Other segments

        The International segment’s third quarter fiscal 2002 loss of $3.3 million was $1.4 million higher when compared to the third quarter of fiscal 2001 primarily due to an increase in operation and maintenance expense and a lower effective income tax rate. These higher expenses offset a 11% increase in operating margins on heat and electric sales which was mostly attributable to a 6% increase in electric volumes. Heating volumes decreased by 19% primarily as a result of the June 2001 sale of a small district heating plant, which somewhat offset the increase in electric margins.

        The Energy Marketing segment’s third quarter fiscal 2002 earnings of $2.5 million were $5.4 million higher when compared to the prior year. Though volumes were relatively flat when compared to the prior year, profitability increased as a result of the improved operational strategies implemented by the segment’s new management team. Lower bad debt, interest and general and administrative expenses also contributed to the improved earnings in this segment.

        The Timber segment’s third quarter earnings of $2.7 million were $0.5 million higher than the prior year’s third quarter primarily due to an increase in volume and an improvement in product sales mix. Though the overall increase in log sales was relatively modest, sales of cherry logs, which command the highest margins, increased by 0.6 million board feet or 114%. In addition, combined green and dry kiln lumber sales increased by 0.9 million board feet or 18%. The increase in both log and lumber sales reflects the Company’s continued strategy to generate increased earnings and cash flows from this segment.

        In prior earnings releases, the Company characterized the sale of timber assets as non-recurring. Beginning with the third quarter of fiscal 2002, the Company has embarked upon a strategy to monetize its timber investments in the most cost-effective and profitable manner,

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National Fuel Reports 3rd Quarter Results
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including periodic sales of standing timber and/or timber property. As such, the Company no longer considers sales of timber and timber property to be non-recurring. Earnings for the three months ended June 30, 2002 and 2001 both included gains on sales of standing timber of $0.4 million.

DISCUSSION OF NINE MONTH RESULTS

        Excluding non-recurring items (see discussion below and a reconciliation to reported earnings on page 6), earnings for the nine months ended June 30, 2002 were $123.6 million or $1.53 per share, a decrease of $38.9 million or $0.49 per share from the prior year. In the Exploration and Production segment, earnings were down $32.8 million primarily due to the dramatic decline in crude oil and natural gas prices. In the Utility segment, warmer weather in Pennsylvania and the downturn in the economy were the primary factors leading to a $7.4 million decline in earnings. In the Pipeline and Storage and International segments, earnings were down $2.0 million and $1.7 million, respectively, due to higher operation and maintenance expense. The Energy Marketing segment’s earnings were up $8.0 million due to higher margins per customer and lower operating expenses. Earnings in the timber segment were down $1.4 million due to poor cutting conditions in the winter of 2002 and a decrease in gains realized on the sale of timber assets ($0.4 million for the nine months ended June 30, 2002 vs $1.8 million for the nine months ended June 30, 2001). In the Corporate and All Other segments, earnings were down $1.7 million due to higher interest expense. Reported earnings for the nine months ended June 30, 2002 and 2001 were $112.8 million or $1.40 per share and $164.9 million or $2.05 per share, respectively.

EARNINGS GUIDANCE

        Based upon its results in the third quarter of fiscal 2002 and assuming current commodity pricing, the Company believes fiscal 2002 earnings will be toward the higher end of the previously announced earnings per share range of $1.50 to $1.60 (excluding the $0.12 charge relating to the Independence Pipeline Company).* The Company re-affirms its previously forecasted fiscal 2003 earnings per share range of $1.60 to $1.70.*

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National Fuel Reports 3rd Quarter Results
Page 5.

DISCUSSION OF NON-RECURRING ITEMS (all amounts are after tax)

        The above discussion of consolidated earnings for the three months ended June 30, 2002 excludes a $9.9 million impairment charge relating to the Company’s investment in the Independence Pipeline Company (Pipeline and Storage segment) and $1.3 million of income associated with the reversal of a reserve recorded in the first quarter of fiscal 2002 for the Company’s exposure to Enron Corporation (Exploration and Production segment). The above discussion of earnings for the quarter ended June 30, 2001 excludes stock appreciation rights income (Utility, Pipeline and Storage, Exploration and Production and Corporate segments - $0.5 million, $0.7 million, $0.1 million, and $0.1 million, respectively), and non-recurring mark-to-market gains on derivative contracts (Exploration and Production segment - $2.5 million).

        The above discussion of consolidated earnings for the nine months ended June 30, 2002 excludes a $9.9 million impairment charge relating to the Company’s investment in the Independence Pipeline Company (Pipeline and Storage segment) and a net $0.9 million charge recorded in the Exploration and Production segment to reserve for the Company’s exposure to Enron Corporation. The above discussion of consolidated earnings for the nine months ended June 30, 2001 excludes the following non-recurring items: stock appreciation rights income (Utility, Pipeline and Storage, Exploration and Production and Corporate segments - $1.2 million, $1.7 million, $0.2 million, and $0.3 million, respectively), expense associated with an early retirement offer (Utility and Pipeline and Storage segments - $4.2 million and $1.1 million, respectively), income associated with the buy out of a long-term transportation contract (Pipeline and Storage segment - $2.6 million), non-recurring mark-to-market gains on derivative contracts (Exploration and Production segment - $4.2 million), and a non-recurring mark-to-market loss on natural gas inventory (Other segment - $2.5 million).

EARNINGS TELECONFERENCE

        The Company will host a conference call on Friday, July 26, 2002 at 11:00 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call; first, you may go to the Company’s home page at its Internet Web site http://www.nationalfuelgas.com and click on the words “Conference Call”; and second, for those without Internet access, a toll free number may be used. Please call 1-888-458-9977 and use the passcode “National Fuel” to listen to the

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National Fuel Reports 3rd Quarter Results
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live call. For those unable to listen to the live broadcast, a replay will be available at the above- mentioned Internet Web site beginning about one hour after the call, and continuing until the close of business on Friday, August 2, 2002. In addition, the call will be recorded and a toll-free replay will be available for playback by telephone approximately one hour after the call is completed at 1-800-739-2817, continuing until the close of business on Friday, August 2, 2002.

        National Fuel is an integrated energy company with $3.4 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

__________

* Certain statements contained herein, including those which are designated with an asterisk (“*”), are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions including economic disruptions caused by terrorist activities, demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact:	Charlotte Viscio	716-857-7625
Analyst Contact:	Margaret Suto	716-857-6987

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                           NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                     RECONCILIATION TO REPORTED EARNINGS

                                                 Three Months           Three Months          Nine Months            Nine Months
(Thousands of Dollars)                               Ended                 Ended                 Ended                  Ended
                                                 June 30, 2002         June 30, 2001         June 30, 2002          June 30, 2001
                                                  (unaudited)           (unaudited)           (unaudited)            (unaudited)
                                               ------------------    -------------------   -------------------    ------------------
Utility
Reported earnings                                        $ 5,711                $ 6,143              $ 59,455              $ 63,873
Stock appreciation rights income                               -                   (487)                    -                (1,242)
Early retirement expense                                       -                      -                     -                 4,228
                                               ------------------    -------------------   -------------------    ------------------

Earnings before non-recurring items                        5,711                  5,656                59,455                66,859
                                               ------------------    -------------------   -------------------    ------------------

Pipeline and Storage
Reported earnings                                           (535)                12,954                19,280                34,314
Impairment of Independence Pipeline                        9,859                      -                 9,859                     -
Stock appreciation rights income                               -                   (673)                    -                (1,715)
Early retirement expense                                       -                      -                     -                 1,118
Gain on buy out of long-term contract                          -                      -                     -                (2,600)
                                               ------------------    -------------------   -------------------    ------------------

Earnings before non-recurring items                        9,324                 12,281                29,139                31,117
                                               ------------------    -------------------   -------------------    ------------------

Exploration and Production
Reported earnings                                         11,232                 19,888                21,381                59,455
Stock appreciation rights income                               -                    (73)                                       (188)
Derivative mark to market adjustment                           -                 (2,533)                    -                (4,186)
Reserve for Enron exposure                                (1,277)                     -                   887                     -
                                               ------------------    -------------------   -------------------    ------------------

Earnings before non-recurring items                        9,955                 17,282                22,268                55,081
                                               ------------------    -------------------   -------------------    ------------------

International
                                               ------------------    -------------------   -------------------    ------------------
Reported earnings                                         (3,284)                (1,879)                1,482                 3,142
                                               ------------------    -------------------   -------------------    ------------------

Energy Marketing
                                               ------------------    -------------------   -------------------    ------------------
Reported earnings                                          2,474                 (2,968)                6,940                (1,099)
                                               ------------------    -------------------   -------------------    ------------------

Timber
                                               ------------------    -------------------   -------------------    ------------------
Reported earnings                                          2,726                  2,240                 5,964                 7,362
                                               ------------------    -------------------   -------------------    ------------------

Corporate and All Other
Reported earnings                                           (648)                   240                (1,695)               (2,169)
Stock appreciation rights income                               -                   (118)                    -                  (302)
Inventory mark to market adjustment                            -                      -                     -                 2,503
                                               ------------------    -------------------   -------------------    ------------------

Earnings before non-recurring items                         (648)                   122                (1,695)                   32
                                               ------------------    -------------------   -------------------    ------------------

Consolidated
Reported earnings                                         17,676                 36,618               112,807               164,878
Total non-recurring items from above                       8,582                 (3,884)               10,746                (2,384)
                                               ------------------    -------------------   -------------------    ------------------
Earnings before non-recurring items                     $ 26,258               $ 32,734             $ 123,553             $ 162,494
                                               ==================    ===================   ===================    ==================

                          NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                     RECONCILIATION TO REPORTED EARNINGS

                                           Three Months           Three Months          Nine Months            Nine Months
(Earnings Per Share)                           Ended                 Ended                 Ended                  Ended
                                           June 30, 2002         June 30, 2001         June 30, 2002          June 30, 2001
                                            (unaudited)           (unaudited)           (unaudited)            (unaudited)
                                         ------------------    -------------------   -------------------    ------------------
Utility
Reported earnings                                   $ 0.07                 $ 0.08                $ 0.74                $ 0.79
Stock appreciation rights income                         -                  (0.01)                    -                 (0.02)
Early retirement expense                                 -                      -                     -                  0.05
                                         ------------------    -------------------   -------------------    ------------------
Earnings before non-recurring items                   0.07                   0.07                  0.74                  0.82
                                         ------------------    -------------------   -------------------    ------------------

Pipeline and Storage
Reported earnings                                    (0.01)                  0.16                  0.24                  0.43
Impairment of Independence Pipeline                   0.12                      -                  0.12                     -
Stock appreciation rights income                         -                  (0.01)                    -                 (0.02)
Early retirement expense                                 -                      -                     -                  0.01
Gain on buy out of long-term contract                    -                      -                     -                 (0.03)
                                         ------------------    -------------------   -------------------    ------------------
Earnings before non-recurring items                   0.11                   0.15                  0.36                  0.39
                                         ------------------    -------------------   -------------------    ------------------

Exploration and Production
Reported earnings                                     0.14                   0.24                  0.27                  0.74
Stock appreciation rights income                         -                      -                                           -
Derivative mark to market adjustment                     -                  (0.03)                    -                 (0.05)
Reserve for Enron exposure                           (0.02)                     -                  0.01                     -
                                         ------------------    -------------------   -------------------    ------------------
Earnings before non-recurring items                   0.12                   0.21                  0.28                  0.69
                                         ------------------    -------------------   -------------------    ------------------

International
                                         ------------------    -------------------   -------------------    ------------------
Reported earnings                                    (0.04)                 (0.02)                 0.02                  0.04
                                         ------------------    -------------------   -------------------    ------------------

Energy Marketing
                                         ------------------    -------------------   -------------------    ------------------
Reported earnings                                     0.03                  (0.04)                 0.09                 (0.01)
                                         ------------------    -------------------   -------------------    ------------------

Timber
                                         ------------------    -------------------   -------------------    ------------------
Reported earnings                                     0.04                   0.03                  0.07                  0.09
                                         ------------------    -------------------   -------------------    ------------------

Corporate and All Other
Reported earnings                                    (0.01)                     -                 (0.03)                (0.03)
Stock appreciation rights income                         -                      -                     -                     -
Inventory mark to market adjustment                      -                      -                     -                  0.03
                                         ------------------    -------------------   -------------------    ------------------
Earnings before non-recurring items                  (0.01)                     -                 (0.03)                    -
                                         ------------------    -------------------   -------------------    ------------------

Consolidated
Reported earnings                                     0.22                   0.45                  1.40                  2.05
Total non-recurring items from above                  0.10                  (0.05)                 0.13                 (0.03)
                                         ------------------    -------------------   -------------------    ------------------
Earnings before non-recurring items                 $ 0.32                 $ 0.40                $ 1.53                $ 2.02
                                         ==================    ===================   ===================    ==================

                                                                NATIONAL FUEL GAS COMPANY
                                                                     AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
                                                               Three Months Ended                                 Nine Months Ended
                                                                    June 30,                                          June 30,
                                                                   (Unaudited)                            (Unaudited)
                                                    ------------------------------------------      ----------------------------------------------
SUMMARY OF OPERATIONS                                      2002                  2001                        2002                    2001
                                                    ---------------------   ------------------      -------------------------   ------------------
Operating Revenues                                   $         350,123       $     393,007                       $ 1,219,887           $1,809,935
                                                    ---------------------   ------------------      -------------------------   ------------------

Operating Expenses:
  Purchased Gas                                                  111,287              154,259                        413,909              947,206
  Fuel Used in Heat and Electric Generation                       10,029               10,493                         42,576               47,718
  Operation and Maintenance                                       94,316               82,029                        299,794              271,974
  Property, Franchise and Other Taxes                             18,562               18,487                         55,875               67,413
  Depreciation, Depletion and Amortization                        44,816               42,593                        131,976              123,693
  Income Taxes - Current                                          23,738               29,732                         39,894              102,435
                          - Deferred                              (9,982)              (4,798)                        30,380                8,376
                                                    ---------------------   ------------------      -------------------------   ------------------
                                                                 292,766              332,795                      1,014,404            1,568,815
                                                    ---------------------   ------------------      -------------------------   ------------------

Operating Income                                                  57,357               60,212                        205,483              241,120

Operations of Unconsolidated Subsidiaries:
Income (Loss)                                                       (173)                 534                           (423)               1,079
Impairment of Investment in Partnership                          (15,167)                   -                        (15,167)                   -
                                                    ---------------------   ------------------      -------------------------   ------------------
                                                                 (15,340)                 534                        (15,590)               1,079
                                                    ---------------------   ------------------      -------------------------   ------------------

Other Income                                                       1,463                2,308                          4,745                9,211
                                                    ---------------------   ------------------      -------------------------   ------------------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries                                43,480               63,054                        194,638              251,410

Interest Charges                                                  26,146               26,573                         80,204               84,454
Minority Interest in Foreign Subsidiaries                            342                  137                         (1,627)              (2,078)
                                                    ---------------------   ------------------      -------------------------   ------------------

Net Income Available for Common Stock                $            17,676     $        36,618         $                112,807    $     164,878
                                                    =====================   ==================      =========================   ==================

Earnings Per Common Share:
   Basic                                                          $ 0.22               $ 0.46                         $ 1.42               $ 2.09
                                                    =====================   ==================      =========================   ==================
   Diluted                                                        $ 0.22               $ 0.45                         $ 1.40               $ 2.05
                                                    =====================   ==================      =========================   ==================

Weighted Average Common Shares:
  Used in Basic Calculation                                   79,966,075           79,150,144                     79,700,002           78,957,196
                                                    =====================   ==================      =========================   ==================
  Used in Diluted Calculation                                 80,840,436          80,565,610                       80,673,096         80,398,962
                                                    =====================   ==================      =========================   ==================

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                       June 30,          September 30,
(Thousands of Dollars)                                                   2002                2001
---------------------------------------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                                            $4,505,234           $4,273,716
Less - Accumulated Depreciation, Depletion and Amortization               1,641,249            1,493,003
---------------------------------------------------------------    --------------------------------------
          Net Property, Plant and Equipment                               2,863,985            2,780,713
---------------------------------------------------------------    --------------------------------------

Current Assets:
Cash and Temporary Cash Investments                                          22,211               36,227
Receivables - Net                                                           140,603              131,726
Unbilled Utility Revenue                                                     16,411               25,375
Gas Stored Underground                                                       22,389               83,231
Materials and Supplies - at average cost                                     33,141               33,710
Unrecovered Purchased Gas Costs                                              18,457                4,113
Prepayments                                                                  37,437               39,520
---------------------------------------------------------------    --------------------------------------
          Total Current Assets                                              290,649              353,902
---------------------------------------------------------------    --------------------------------------

Other Assets:
Recoverable Future Taxes                                                     86,586               86,586
Unamortized Debt Expense                                                     18,601               19,796
Other Regulatory Assets                                                      24,908               23,253
Deferred Charges                                                              8,419                8,440
Fair Value of Derivative Financial Instruments                                1,038               37,585
Other Investments                                                            65,958               62,924
Investments in Unconsolidated Subsidiaries                                   15,842               31,421
Goodwill                                                                      8,388                8,804
Other                                                                        11,983               31,807
---------------------------------------------------------------    --------------------------------------
          Total Other Assets                                                241,723              310,616
---------------------------------------------------------------    --------------------------------------
Total Assets                                                             $3,396,357           $3,445,231
---------------------------------------------------------------    --------------------------------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding -  80,035,479 Shares
   and 79,406,105 Shares, Respectively                                      $80,035              $79,406
Paid in Capital                                                             441,782              430,618
Earnings Reinvested in the Business                                         565,352              513,488
---------------------------------------------------------------    --------------------------------------
Total Common Shareholder Equity Before
    Items of Other Comprehensive Loss                                     1,087,169            1,023,512
Accumulated Other Comprehensive Income (Loss)                                (8,789)             (20,857)
---------------------------------------------------------------    --------------------------------------
Total Comprehensive Shareholders' Equity                                  1,078,380            1,002,655
Long-Term Debt, Net of Current Portion                                    1,048,842            1,046,694
---------------------------------------------------------------    --------------------------------------
          Total Capitalization                                            2,127,222            2,049,349
---------------------------------------------------------------    --------------------------------------

---------------------------------------------------------------    --------------------------------------
Minority Interest in Foreign Subsidiaries                                    30,130               22,324
---------------------------------------------------------------    --------------------------------------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper                                 234,009              489,673
Current Portion of Long-Term Debt                                           260,001              109,435
Accounts Payable                                                            104,319              123,246
Amounts Payable to Customers                                                      -               51,223
Other Accruals and Current Liabilities                                       91,249               89,893
---------------------------------------------------------------    --------------------------------------
          Total Current and Accrued Liabilities                             689,578              863,470
---------------------------------------------------------------    --------------------------------------

Deferred Credits:
Accumulated Deferred Income Taxes                                           354,469              340,224
Taxes Refundable to Customers                                                16,865               16,865
Unamortized Investment Tax Credit                                             9,071                9,599
Other Regulatory Liabilities                                                 79,490               68,957
Other Deferred Credits                                                       72,310               57,362
Fair Value of Derivative Financial Instruments                               17,222               17,081
---------------------------------------------------------------    --------------------------------------
          Total Deferred Credits                                            549,427              510,088
---------------------------------------------------------------    --------------------------------------
Commitments and Contingencies                                                     -                    -
---------------------------------------------------------------    --------------------------------------
Total Capitalization and Liabilities                                     $3,396,357           $3,445,231
---------------------------------------------------------------    --------------------------------------

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                                Nine Months Ended
                                                                                                     June 30,
                                                                                                   (Unaudited)
(Thousands of Dollars)                                                                       2002                2001
----------------------------------------------------------------------------------------------------------------------------

Operating Activities:
Net Income Available for Common Stock                                                          $112,807            $164,878
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Depreciation, Depletion and Amortization                                              131,976             123,693
          Deferred Income Taxes                                                                  30,380               8,376
          Impairment of Investment in Partnership                                                15,167                   -
          (Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions                 836                (699)
          Minority Interest in Foreign Subsidiaries                                               1,627               2,078
          Other                                                                                   4,703                (168)
     Change in:
          Receivables and Unbilled Utility Revenue                                                1,273             (95,376)
          Gas Stored Underground and Materials and
              Supplies                                                                           62,202              18,926
          Unrecovered Purchased Gas Costs                                                       (14,344)              9,485
          Prepayments                                                                             3,000              10,985
          Accounts Payable                                                                      (21,185)             13,797
          Amounts Payable to Customers                                                          (51,223)             27,695
          Other Accruals and Current Liabilities                                                    163              67,984
          Other Assets                                                                           13,119             (23,815)
          Other Liabilities                                                                      14,496               9,300
----------------------------------------------------------------------------------------------------------------------------
               Net Cash Provided by Operating Activities                                       $304,997            $337,139
----------------------------------------------------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                                                          ($173,406)          ($206,748)
Investment in Subsidiaries                                                                            -             (81,918)
Investment in Partnerships                                                                         (536)             (1,530)
Other                                                                                            17,752               3,770
----------------------------------------------------------------------------------------------------------------------------
               Net Cash Used in Investing Activities                                          ($156,190)          ($286,426)
----------------------------------------------------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                                                         ($256,488)          ($169,006)
Net Proceeds from Issuance of Long-Term Debt                                                    148,977             202,303
Reduction of Long-Term Debt                                                                      (4,767)             (8,811)
Dividends Paid on Common Stock                                                                  (60,204)            (56,690)
Proceeds From Issuance of Common Stock                                                            7,839               8,226
----------------------------------------------------------------------------------------------------------------------------
               Net Cash Used In Financing Activities                                          ($164,643)           ($23,978)
----------------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                                                  1,820              (1,602)
----------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Temporary
     Cash Investments                                                                           (14,016)             25,133
Cash and Temporary Cash Investments
     at Beginning of Period                                                                      36,227              32,125
----------------------------------------------------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at June 30                                                                                 $22,211             $57,258
----------------------------------------------------------------------------------------------------------------------------

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                               SEGMENT INFORMATION
                             (Thousands of Dollars)

                                                       Three Months Ended                                       Nine Months Ended
                                                           June 30,                                                 June 30,
                                                         (Unaudited)                                               (Unaudited)
                                     -------------------------------------------------------  ---------------------------------------------------------
                                                                               Increase                                                   Increase
                                           2002               2001            (Decrease)            2002                2001             (Decrease)
                                     -----------------  -----------------  -----------------  ------------------  -----------------   -----------------
Operating Revenues
Utility                                     $ 175,694          $ 199,807          $ (24,113)          $ 695,703        $ 1,131,974           $(436,271)
Pipeline and Storage                           41,416             45,379             (3,963)            126,449            132,685              (6,236)
Exploration and Production                     84,079             91,720             (7,641)            232,283            266,766             (34,483)
International                                  17,554             17,018                536              82,737             86,825              (4,088)
Energy Marketing                               42,468             57,024            (14,556)            127,389            234,584            (107,195)
Timber                                         12,064              8,533              3,531              34,294             36,319              (2,025)
                                     -----------------  -----------------  -----------------  ------------------  -----------------   -----------------
   Total Reportable Segments                  373,275            419,481            (46,206)          1,298,855          1,889,153            (590,298)
All Other                                       1,191                (55)             1,246               9,663             17,494              (7,831)
Intersegment Eliminations                     (24,343)           (26,419)             2,076             (88,631)           (96,712)              8,081
                                     -----------------  -----------------  -----------------  ------------------  -----------------   -----------------
   Total Consolidated                       $ 350,123          $ 393,007          $ (42,884)         $1,219,887        $ 1,809,935           $(590,048)
                                     =================  =================  =================  ==================  =================   =================

Operating Income (Loss)
 Before Income Taxes
Utility                                      $ 17,244           $ 19,204           $ (1,960)          $ 119,412          $ 132,344           $ (12,932)
Pipeline and Storage                           17,953             25,181             (7,228)             56,186             63,654              (7,468)
Exploration and Production                     31,597             44,627            (13,030)             72,304            135,260             (62,956)
International                                  (3,087)            (2,175)              (912)              9,230             13,814              (4,584)
Energy Marketing                                3,631             (4,330)             7,961              10,944               (468)             11,412
Timber                                          4,843              4,183                660              11,331             14,706              (3,375)
                                     -----------------  -----------------  -----------------  ------------------  -----------------   -----------------
   Total Reportable Segments                   72,181             86,690            (14,509)            279,407            359,310             (79,903)
All Other                                          75             (1,007)             1,082                (612)            (5,672)              5,060
Corporate                                      (1,143)              (537)              (606)             (3,038)            (1,707)             (1,331)
                                     -----------------  -----------------  -----------------  ------------------  -----------------   -----------------
   Total Consolidated                        $ 71,113           $ 85,146          $ (14,033)          $ 275,757          $ 351,931           $ (76,174)
                                     =================  =================  =================  ==================  =================   =================

Net Income
Utility                                       $ 5,711            $ 6,143             $ (432)           $ 59,455           $ 63,873            $ (4,418)
Pipeline and Storage                             (535)            12,954            (13,489)             19,280             34,314             (15,034)
Exploration and Production                     11,232             19,888             (8,656)             21,381             59,455             (38,074)
International                                  (3,284)            (1,879)            (1,405)              1,482              3,142              (1,660)
Energy Marketing                                2,474             (2,968)             5,442               6,940             (1,099)              8,039
Timber                                          2,726              2,240                486               5,964              7,362              (1,398)
                                     -----------------  -----------------  -----------------  ------------------  -----------------   -----------------
   Total Reportable Segments                   18,324             36,378            (18,054)            114,502            167,047             (52,545)
All Other                                        (102)              (114)                12                (564)            (3,319)              2,755
Corporate                                        (546)               354               (900)             (1,131)             1,150              (2,281)
                                     -----------------  -----------------  -----------------  ------------------  -----------------   -----------------
   Total Consolidated                        $ 17,676           $ 36,618          $ (18,942)          $ 112,807          $ 164,878           $ (52,071)
                                     =================  =================  =================  ==================  =================   =================

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                         SEGMENT INFORMATION (Continued)
                             (Thousands of Dollars)

                                                      Three Months Ended                                          Nine Months Ended
                                                          June 30,                                                    June 30,
                                                        (Unaudited)                                                 (Unaudited)
                                     --------------------------------------------------------    ---------------------------------------------------------
                                                                                Increase                                                     Increase
                                           2002               2001             (Decrease)              2002                 2001            (Decrease)
                                     -----------------  -----------------   -----------------    -----------------    -----------------  -----------------

Depreciation, Depletion
 and Amortization:
Utility                                       $ 9,389            $ 9,302                $ 87             $ 27,989             $ 27,364              $ 625
Pipeline and Storage                            5,944              5,682                 262               17,676               18,125               (449)
Exploration and Production                     25,644             23,975               1,669               74,578               66,887              7,691
International                                   3,070              2,866                 204                8,693                8,824               (131)
Energy Marketing                                   34                 53                 (19)                 121                  169                (48)
Timber                                            712                684                  28                2,825                2,232                593
                                     -----------------  -----------------   -----------------    -----------------    -----------------  -----------------
   Total Reportable Segments                   44,793             42,562               2,231              131,882              123,601              8,281
All Other                                          23                 30                  (7)                  92                   90                  2
Corporate                                           -                  1                  (1)                   2                    2                  -
                                     -----------------  -----------------   -----------------    -----------------    -----------------  -----------------
   Total Consolidated                        $ 44,816           $ 42,593             $ 2,223            $ 131,976            $ 123,693            $ 8,283
                                     =================  =================   =================    =================    =================  =================

Expenditures for
 Long-Lived Assets
Utility                                      $ 13,460            $ 9,741             $ 3,719             $ 35,440             $ 28,614            $ 6,826
Pipeline and Storage                            6,234              5,484                 750               18,675               18,957               (282)
Exploration and Production                     23,063            136,070            (113,007)              92,074              226,270           (134,196)
International                                     654              2,246              (1,592)               3,325               12,055             (8,730)
Energy Marketing                                    2                 19                 (17)                  37                   51                (14)
Timber                                         20,847                566              20,281               24,380                3,349             21,031
                                     -----------------  -----------------   -----------------    -----------------    -----------------  -----------------
   Total Reportable Segments                   64,260            154,126             (89,866)             173,931              289,296           (115,365)
All Other                                          11                528                (517)                  11                  900               (889)
                                     -----------------  -----------------   -----------------    -----------------    -----------------  -----------------
   Total Consolidated                        $ 64,271          $ 154,654           $ (90,383)           $ 173,942            $ 290,196          $(116,254)
                                     =================  =================   =================    =================    =================  =================

            DEGREE DAYS
                                                                                                       Percent Colder
                                                                                                      (Warmer) Than:
Three Months Ended June 30          Normal               2002                 2001                Normal            Last Year
                               -----------------   -----------------    -----------------    -----------------  -----------------
  Buffalo, NY                                 968             1,039                  779                  7.3               33.4
  Erie, PA                                    868               926                  739                  6.7               25.3

Nine Months Ended June 30

  Buffalo, NY                               6,649             5,753                6,503                (13.5)             (11.5)
  Erie, PA                                  6,047             5,283                6,183                (12.6)             (14.6)

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                     EXPLORATION AND PRODUCTION INFORMATION

                                                                 Three Months Ended                               Nine Months Ended
                                                                      June 30,                                         June 30,
                                                     -------------------------------------------     ---------------------------------------------
                                                                                     Increase                                         Increase
                                                        2002           2001         (Decrease)           2002           2001         (Decrease)
                                                     ------------   ------------   -------------     -------------  --------------  --------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                               6,779          7,665            (886)           19,576          21,080          (1,504)
  West Coast                                               1,211          1,078             133             3,654           3,176             478
  Appalachia                                               1,108            968             140             3,309           3,074             235
  Canada                                                   1,447            111           1,336             5,088             341           4,747
                                                     ------------   ------------   -------------     -------------  --------------  --------------
                                                          10,545          9,822             723            31,627          27,671           3,956
                                                     ============   ============   =============     =============  ==============  ==============
Average Prices (Per  Mcf)
  Gulf Coast                                              $ 3.37         $ 4.57         $ (1.20)           $ 2.74          $ 5.84         $ (3.10)
  West Coast                                                3.35          13.32           (9.97)             2.68           12.59           (9.91)
  Appalachia                                                3.75           5.65           (1.90)             3.75            5.27           (1.52)
  Canada                                                    3.04           4.08           (1.04)             2.32            4.67           (2.35)
    Weighted Average                                        3.36           5.63           (2.27)             2.77            6.54           (3.77)
    Weighted Average after Hedging                          3.73           4.75           (1.02)             3.52            4.60           (1.08)

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                                 519            554             (35)            1,411           1,378              33
  West Coast                                                 759            696              63             2,255           2,155             100
  Appalachia                                                   2              2               -                 4               5              (1)
  Canada                                                     703            757             (54)            2,191           2,275             (84)
                                                     ------------   ------------   -------------     -------------  --------------  --------------
                                                           1,983          2,009             (26)            5,861           5,813              48
                                                     ============   ============   =============     =============  ==============  ==============

Average Prices (Per Barrel)
  Gulf Coast                                             $ 24.92         $26.49         $ (1.57)          $ 21.59         $ 28.33         $ (6.74)
  West Coast                                               22.56          23.33           (0.77)            18.37           24.73           (6.36)
  Appalachia                                               23.31          26.85           (3.54)            22.99           29.15           (6.16)
  Canada                                                   23.24          23.92           (0.68)            18.28           25.07           (6.79)
    Weighted Average                                       23.42          24.43           (1.01)            19.12           25.72           (6.60)
    Weighted Average after Hedging                         22.10          21.15            0.95             19.22           21.63           (2.41)

Total Production (Mmcfe)                                  22,443         21,876             567            66,793          62,549           4,244
                                                     ============   ============   =============     =============  ==============  ==============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe                 $ 0.27         $ 0.25          $ 0.02            $ 0.27  *       $ 0.26          $ 0.01
Lease Operating Expense per Mcfe                          $ 0.91         $ 0.77          $ 0.14            $ 0.83          $ 0.74          $ 0.09
Depreciation, Depletion & Amortization per Mcfe           $ 1.14         $ 1.10          $ 0.04            $ 1.12          $ 1.07          $ 0.05

* Excludes the impact of the Enron impairment

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                     EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remainder of Fiscal 2002

SWAPS                                                  Volume              Average Hedge Price
Oil                                                     1.1 MMBBL          $23.96 / BBL
Gas                                                     4.0 BCF            $3.59 / MCF

PUTS                                                   Volume              Average Hedge Price
Oil                                                          -                    -
Gas                                                     0.6 BCF            $3.98 / MCF

No-cost Collars                                        Volume              Floor Price                    Ceiling Price
Oil                                                     0.3 MMBBL          $21.86 / BBL                   $27.96 / BBL
Gas                                                     3.2 BCF            $2.55 / MCF                    $4.38 / MCF

Hedging Summary for Fiscal 2003

SWAPS                                                  Volume              Average Hedge Price
Oil                                                     3.3 MMBBL          $21.28 / BBL
Gas                                                     7.9 BCF            $3.45 / MCF

PUTS                                                   Volume              Average Hedge Price
Oil                                                          -                    -
Gas                                                     0.2 BCF            $3.98 / MCF

No-cost Collars                                        Volume              Floor Price                    Ceiling Price
Oil                                                     1.1 MMBBL          $21.96 / BBL                   $26.41 / BBL
Gas                                                     8.6 BCF            $3.80 / MCF                    $5.77 / MCF

Drilling Program Nine Months Ended June 30, 2002:
Gross Wells Drilled
                                                           United
                                                           States                    Canada                    Total
                                                       ----------------    ---------------------------    -----------------
Exploratory
    Successful                                                       6                              -                    6
    Unsuccessful                                                     1                              4                    5
Developmental
    Successful                                                      56                             35                   91
    Unsuccessful                                                     0                              4                    4
Total
    Successful                                                      62                             35                   97
    Unsuccessful                                                     1                              8                    9

Success Ratio                                                      98%                            81%                  92%

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)
                                                                      Three Months Ended                                           Nine Months Ended
                                                                           June 30,                                                     June 30,
                                                    -------------------------------------------------------     ---------------------------------------------------------
                                                                                               Increase                                                     Increase
                                                         2002                2001             (Decrease)              2002                2001             (Decrease)
                                                    ----------------    ----------------    ---------------     -----------------   -----------------   -----------------
    Retail Sales:
       Residential Sales                                     12,747              10,643              2,104                60,338              68,491              (8,153)
       Commercial Sales                                       2,199               1,781                418                10,794              13,081              (2,287)
       Industrial Sales                                         866                 809                 57                 2,458               3,468              (1,010)
                                                    ----------------    ----------------    ---------------     -----------------   -----------------   -----------------
                                                             15,812              13,233              2,579                73,590              85,040             (11,450)
                                                    ----------------    ----------------    ---------------     -----------------   -----------------   -----------------
   Off-System Sales                                           5,279               2,493              2,786                16,879               9,977               6,902
    Transportation                                           15,482              14,903                579                51,991              56,267              (4,276)
                                                    ----------------    ----------------    ---------------     -----------------   -----------------   -----------------
                                                             36,573              30,629              5,944               142,460             151,284              (8,824)
                                                    ================    ================    ===============     =================   =================   =================

Pipeline & Storage Throughput- (MMcf)
                                                                      Three Months Ended                                           Nine Months Ended
                                                                           June 30,                                                     June 30,
                                                    -------------------------------------------------------     ---------------------------------------------------------
                                                                                               Increase                                                     Increase
                                                         2002                2001             (Decrease)              2002                2001             (Decrease)
                                                    ----------------    ----------------    ---------------     -----------------   -----------------   -----------------
    Firm Transportation - Affiliated                         22,574              19,822              2,752               100,293             112,530             (12,237)
    Firm Transportation - Non-Affiliated                     40,930              33,018              7,912               134,649             135,506                (857)
    Interruptible Transportation                              1,384               6,202             (4,818)                5,251              14,820              (9,569)
                                                    ----------------    ----------------    ---------------     -----------------   -----------------   -----------------
                                                             64,888              59,042              5,846               240,193             262,856             (22,663)
                                                    ================    ================    ===============     =================   =================   =================

Energy Marketing Volumes
                                                                      Three Months Ended                                           Nine Months Ended
                                                                           June 30,                                                     June 30,
                                                    -------------------------------------------------------     ---------------------------------------------------------
                                                                                               Increase                                                     Increase
                                                         2002                2001             (Decrease)              2002                2001             (Decrease)
                                                    ----------------    ----------------    ---------------     -----------------   -----------------   -----------------
    Natural Gas (MMcf)                                        8,975               8,794                181                27,950              30,998              (3,048)
                                                    ================    ================    ===============     =================   =================   =================

International Sales Volumes
                                                                      Three Months Ended                                           Nine Months Ended
                                                                           June 30,                                                     June 30,
                                                    -------------------------------------------------------     ---------------------------------------------------------
                                                                                               Increase                                                     Increase
                                                         2002                2001             (Decrease)              2002                2001             (Decrease)
                                                    ----------------    ----------------    ---------------     -----------------   -----------------   -----------------
    Heating (Gigajoules)                                  1,251,064           1,538,739           (287,675)            8,016,670           9,152,522          (1,135,852)
                                                    ================    ================    ===============     =================   =================   =================

    Electricity (Megawatt hours)                            238,417             225,112             13,305               789,002             847,042             (58,040)
                                                    ================    ================    ===============     =================   =================   =================

Timber Board Feet (Thousands)
                                                                      Three Months Ended                                           Nine Months Ended
                                                                           June 30,                                                     June 30,
                                                    -------------------------------------------------------     ---------------------------------------------------------
                                                                                               Increase                                                     Increase
                                                         2002                2001             (Decrease)              2002                2001             (Decrease)
                                                    ----------------    ----------------    ---------------     -----------------   -----------------   -----------------
   Log Sales                                                  1,794               1,764                 30                 6,221               6,912                (691)
   Green Lumber Sales                                         3,146               2,744                402                 9,812               7,827               1,985
   Kiln Dry Lumber Sales                                      2,841               2,349                492                 7,771               6,602               1,169
                                                    ----------------    ----------------    ---------------     -----------------   -----------------   -----------------
                                                              7,781               6,857                924                23,804              21,341               2,463
                                                    ================    ================    ===============     =================   =================   =================

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)                               2002                       2001
                                                       -----------------------    -----------------------
  Operating Revenues                                            $ 350,123,000              $ 393,007,000
                                                       =======================    =======================

  Net Income Available for Common Stock                          $ 17,676,000               $ 36,618,000
                                                       ==================================================

  Earnings Per Common Share:
     Basic                                                             $ 0.22                     $ 0.46
                                                       =======================    =======================
     Diluted                                                           $ 0.22                     $ 0.45
                                                       =======================    =======================

   Weighted Average Common Shares:
      Used in Basic Calculation                                    79,966,075                 79,150,144
                                                       =======================    =======================
      Used in Diluted Calculation                                  80,840,436                 80,565,610
                                                       =======================    =======================

Nine Months Ended June 30 (unaudited)

  Operating Revenues                                          $ 1,219,887,000             $1,809,935,000
                                                       =======================    =======================

  Net Income Available for Common Stock                         $ 112,807,000              $ 164,878,000
                                                       =======================    =======================

  Earnings Per Common Share:
     Basic                                                             $ 1.42                 $ 2.091.42
                                                       =======================    =======================
     Diluted                                                           $ 1.40                 $ 2.051.40
                                                       =======================    =======================

   Weighted Average Common Shares:
      Used in Basic Calculation                                    79,700,002                 78,957,196
                                                       =======================    =======================
      Used in Diluted Calculation                                  80,673,096                 80,398,962
                                                       =======================    =======================

Twelve Months Ended June 30 (unaudited)

  Operating Revenues                                          $ 1,469,789,000             $2,053,699,000
                                                       =======================    =======================

  Net Income Available for Common Stock                          $ 13,428,000              $ 167,096,000
                                                       =======================    =======================

  Earnings Per Common Share:
     Basic                                                             $ 0.17                 $ 2.120.17
                                                       =======================    =======================
     Diluted                                                           $ 0.17                     $ 2.08
                                                       =======================    =======================

   Weighted Average Common Shares:
      Used in Basic Calculation                                    79,609,025                 78,862,576
                                                       =======================    =======================
      Used in Diluted Calculation                                  80,629,229                 80,274,628
                                                       =======================    =======================